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                                   Exhibit (n)

     Multiple Class Plan for One Group Mutual Funds adopted by the Board of
               Trustees on May 22, 1995, as amended May 15, 2003

                 MULTIPLE CLASS PLAN FOR ONE GROUP MUTUAL FUNDS

                            (As Amended May 15, 2003)

         One Group Mutual Funds (the "Trust") is an open-end investment company that offers units of beneficial interest ("shares") in fifty-one separate series (each a "Fund" and collectively, "the Funds") and seven different share classes of certain of the Funds. The seven classes are Class A, Class B, Class C, Class I, Class S, Service Class and Administrative Class. The classes provide for variations in distribution costs, voting rights, dividends, and per share net asset value. The differences among the classes are discussed below. Attached as Exhibit A, which may be amended from time to time, is a list of the Funds and the class of shares available in each Fund.

A.       Distribution and Shareholder Services

         Class A, Class B and Class C shares are distributed to the general public.

         Class I, Class S and Administrative Class shares are offered to institutional investors, including affiliates of Bank One Corporation and any bank, depository institution, insurance company, pension plan or other organization authorized to act in a fiduciary, advisory, agency, custodial or similar capacity (each an "Authorized Financial Organization"). Class I, Class S and Administrative Class shares also may be purchased by intermediaries on behalf of participants in certain retirement plans such as 401(k) and similar plans, other than Individual Retirement Accounts.

         Service Class shares are offered to Authorized Financial Organizations for purchase on behalf of investors requiring additional administrative and accounting services (e.g., sweep processing).

B.       Sales Charge

Class A Shares

         Class A shares, other than those offered in a money market Fund of the Trust, are distributed subject to a front-end sales charge. The front-end sales charge is based on a percentage of the offering price and may vary based on the amount of purchase. Proceeds from the front-end sales charge are used to finance sales commissions resulting from the sale of Class A shares.

         An initial purchase of Class A shares in an amount in excess of $1 million is not subject to a front-end sales charge. However, Class A shareholders in the One Group Short-Term Municipal Bond Fund, the One Group Ultra Short-Term Bond Fund, the One Group Short-Term Bond Fund, the One Group Treasury & Agency Fund, the One Group Mortgage-Backed Securities Fund, the One Group Equity Index Fund, and the One Group Market Expansion Index Fund will be charged the equivalent of 0.50% on an amount equal to the purchase price of the redeemed shares if the shares are redeemed prior to the first anniversary of purchase. Class A

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shareholders of all other Funds will be charged the equivalent of 1.00% on an amount equal to the purchase price of the redeemed shares if the shares are redeemed prior to the first anniversary of purchase and 0.50% on an amount equal to the purchase price if the shares are redeemed prior to the second anniversary of purchase. These charges will apply unless the Trust's distributor receives notice before the shareholder invests that the shareholder's intermediary is waiving its commission ("Class A CDSC").

         In addition, shares purchased during a Fund's subscription or special offering period and redeemed within a period specified by the Fund may be subject to a Class A CDSC on an amount equal to the purchase price of the redeemed shares.

Class B Shares

         Class B shares are distributed subject to a contingent deferred sales charge ("CDSC"). The CDSC and a portion of the Class B 12b-1 fees (see below) are used to finance sales commissions resulting from the sale of Class B shares. If the shareholder redeems Class B shares prior to the fourth anniversary of purchase for the One Group Short-Term Municipal Bond Fund, the One Group Ultra-Short-Term Bond Fund, the One Group Short-Term Bond Fund, and the One Group Treasury & Agency Fund and the sixth anniversary of purchase for all other Funds, the shareholder will pay a CDSC. For shares purchased prior to November 1, 2002, the CDSC is assessed on an amount equal to the lesser of the then current market value or the original cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. For shares purchased on or after November 1, 2002, the CDSC is assessed on the original cost of the shares being redeemed. In addition, no CDSC is assessed on shares derived from reinvestment of dividends or capital gain distributions.

         The amount of the CDSC, if any, varies depending on the number of years from the time of payment for the purchase of Class B shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

         In determining whether a particular redemption is subject to a CDSC, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account (unless the shareholder elects to have Class B shares redeemed first), next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

Class C Shares

         Class C shares are distributed subject to a CDSC except for Class C shares of the One Group Ultra Short-Term Bond Fund, the One Group Short-Term Bond Fund, and the One Group Short-Term Municipal Bond Fund (collectively, the "Short-Term Bond Funds"). The CDSC and a portion of the Class C 12b-1 fees (see below) are used to finance sales commissions resulting from the sale of Class C shares. For Funds other than the Short-Term Bond Funds, if the

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shareholder redeems Class C shares prior to the first anniversary of purchase, the shareholder will pay a CDSC. For shares purchased prior to November 1, 2002, the CDSC is assessed on an amount equal to the lesser of the then current market value or the original cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price. For shares purchased on or after November 1, 2002, the CDSC is assessed on the original cost of the shares being redeemed. In addition, no sales charge is assessed on shares derived from reinvestment of dividends or capital gain distributions. There is no CDSC assessed on Class C shares of the Short-Term Bond Funds.

         Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month.

         In determining whether a particular redemption is subject to a CDSC, it is assumed that the redemption is first of any Class A shares in the shareholder's Fund account (unless the shareholder elects to have Class C shares redeemed first), next of shares acquired pursuant to reinvestment of dividends and capital gain distributions, and finally of other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

Class I, Class S, Administrative Class and Service Class Shares

         Class I, Class S, Administrative Class and Service Class shares are not subject to a sales charge at the time of purchase or redemption.

Sales Charge Waivers

         Sales charges may be waived as permitted by Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). Shareholders relying upon any of the sales charge waivers must qualify for such waiver in advance of the purchase with the distributor or intermediary through which shares are purchased.

C.       12b-1 Fees

         Each One Group Fund (other than the One Group Treasury Only Money Market Fund, the One Group Government Money Market Fund, the One Group Institutional Prime Money Market Fund, the One Group Tax-Free Money Market Fund, and the One Group Institutional Prime Plus Money Market Fund (collectively, the Institutional Money Market Funds)) has adopted plans ("Plans") under Rule 12b-1 under the 1940 Act. The Plans allow the Funds to pay distribution and shareholder servicing fees ("12b-1 fees") for the servicing, sale and distribution of shares of the Funds. The 12b-1 fees compensate the distributor for its sales activities. The distributor in turn may use all or part of the 12b-1 fees to pay commissions to intermediaries who sell Fund shares. All or part of the fee payable under the Plans also may be used as compensation for shareholder services by the distributor and/or intermediaries. The distributor may apply 12b-1 fees toward: (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks

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(including affiliates of the Adviser), savings and loan associations, insurance companies, investment counselors, broker-dealers, and the distributor's affiliates and subsidiaries, as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

Below is a summary of the fees under Plans adopted by the Funds:


           Share Class                                  Plan Provisions
           -----------                                  ---------------
             Class A                        Class A shares of the One Group U.S. Treasury
                                            Securities Money Market Fund, One Group Prime Money
                                            Market Fund, One Group U.S. Government Securities Money
                                            Market Fund, One Group Municipal Money Market Fund, One
                                            Group Michigan Municipal Money Market Fund, and One
                                            Group Ohio Municipal Money Market Fund (each, a "Money
                                            Market Fund") pay a 12b-1 fee of  .25% of the average
                                            daily net assets of the applicable Money Market Fund.
                                            Class A shares of all other Funds pay a 12b-1 fee of
                                            .35% of the average daily net assets of the applicable
                                            Fund.

             Class B                        Class B shares pay a 12b-1 fee of 1.00% of the average
             -------                        daily net assets of the Fund.

             Class C                        Class C shares pay a 12b-1 fee of 1.00% of the average
             -------                        daily net assets of the Fund.

             Service Class                  Service Class shares pay a 12b-1 fee of .75% of the
             -------------                  average daily net assets of the Fund.

There are no 12b-1 fees for Class I, Class S or Administrative Class shares. However, Class S and Administrative Class shares are subject to non-12b-1 shareholder services fees based on a percentage of a Fund's average daily net assets. The Funds may voluntarily reduce the level of 12b-1 and non-12b-1 shareholder services fees under the Plans.

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D.       Exchange Privileges

         Class I shareholders of a Fund, other than an Institutional Money Market Fund, may exchange their Class I shares for Class A shares of the same Fund or for Class I shares or Class A shares of another Fund of the Trust. Class I shareholders of an Institutional Money Market Fund may exchange their Class I shares only for Class I shares of another Institutional Money Market Fund.

         Class A shareholders of a Fund may exchange their Class A shares for Class I shares of the same Fund or for Class A of another Fund of the Trust or for Class I shares of another Fund of the Trust, other than an Institutional Money Market Fund, if the shareholder is eligible to purchase such shares.

         Class B shareholders may exchange their Class B shares of a Fund for Class B shares of another Fund of the Trust.

         Class C shareholders of the Short-Term Bond Funds of the Trust may exchange their Class C shares for Class C shares of any other Fund of the Trust, including Class C shares of any of the Short-Term Bond Funds.

         Class C shareholders of any other Fund may exchange their Class C shares of a Fund for Class C shares of another Fund of the Trust, other than for Class C shares of the Short-Term Bond Funds.

         Class S shareholders may exchange their Class S shares for Class S shares of another Fund of the Trust.

         Administrative Class shareholders may exchange their Administrative Class shares for Administrative Class shares of another Fund of the Trust.

         Service Class shares do not have exchange privileges.

         The exchange privilege may be exercised only in those states where the shares of the exchanged and acquired Funds of the Trust may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. The Trust does not impose a charge for processing exchanges of shares. However, a sales charge may be payable in the following circumstances:

              a) Shareholders owning Class I, Class S and Administrative Class shares of a Fund will pay a sales charge if they exchange their Class I shares for Class A shares and they do not qualify for a sales charge waiver.

              b) Shareholders owning Class A shares of a Fund will pay a sales charge if they exchange their Class A shares for Class A shares of another Fund and (1) the Fund from which they are exchanging did not charges a sales charge, but the Fund into

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              which they are exchanging does, or (2) the Fund from which they are exchanging charged a lower sales charge than the Fund into which they are exchanging. In (1) above, shareholders would pay the sales charge applicable to the Fund into which they are exchanging. In (2) above, shareholders would pay the difference between the sales charge charged by the Fund into which they are exchanging and the sales charge already paid on the exchanged Fund.

           c) Shareholders owning Class B and Class C shares of a Fund will not pay a sales charge at the time of the exchange, however:

                 1. The new Class B and Class C shares will be subject to the higher CDSC of either the Fund from which the shareholder exchanged, the Fund into which the shareholder exchanged, or any Fund from which the shareholder previously exchanged.

                 2. The current holding period of the shareholder's exchanged
                    Class B or Class C shares, other than exchanged Class C shares of the Short-Term Bond Funds, is carried over to the new shares.

                 3. If a shareholder exchanges out of Class C shares of one of the Short-Term Bond Funds, a new CDSC period applicable to the Fund into which the Shareholder exchanged will begin on the date of the exchange.

Additional Information Regarding Exchanges

         The Trust may change the terms or conditions of the exchange privilege discussed herein through amendment to this Multiple Class Plan and upon sixty days' written notice to shareholders.

E.       Conversion Rights

         Class B shares will automatically convert to Class A shares six or eight years (depending on the Fund) after the end of the calendar month in which the shares were purchased and will be subject to the lower distribution fees charged to Class A shares. Such conversion will be on the basis of the relative net asset values of the two classes, without the imposition of any sales charge, fee or other charge.

         For purposes of conversion to Class A shares, shares received as dividends and other distributions paid on Class B shares in a shareholder's Fund account will be considered to be held in a separate sub-account. Each time any Class B shares in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares, a pro-rata portion of the Class B shares in the sub-account will also convert to Class A shares.

         If a shareholder effects one or more exchanges among Class B shares of the Funds of the Trust during the relevant six- or eight-year period, the Trust will aggregate the holding periods for the shares of each Fund of the Trust for purposes of calculating the relevant period. Because

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the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion, a shareholder may receive fewer Class A shares than the number of Class B shares converted, although the dollar value will be the same.

         Class C shares issued through November 1, 1997 ("Grandfathered Shares") will automatically convert to Class A shares six years after the end of the month in which the shares were purchased under the terms above described with respect to Class B shares (including the treatment of shares received as dividends or as other distributions.) All other Class C shares will not convert to Class A shares.

F.       Voting Rights

         Each share held entitles the shareholder of record to one vote. Each Fund of the Trust will vote separately on matters relating solely to that Fund. In addition, each class of a Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class, including such Class' 12b-1 Plan, differ from the interests of any other class. However, all Fund shareholders will have equal voting rights on matters that affect all Fund shareholders equally.

 G.      Expense Allocation

         Each class shall pay the expenses associated with its different distribution and shareholder services arrangement. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets.

         Expenses may be waived or reimbursed by a Fund's advisor, underwriter or any other service provider to the Fund.

H.       Redemptions

         Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C shares, and certain Class A shares are detailed above. In addition, the Market Neutral Fund, International Equity Index Fund and the Diversified International Fund impose a redemption fee of 2% of the value of all classes of shares redeemed within 90 days of purchase. The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains) or shares redeemed on a systematic basis. The redemption fee is paid to the Funds and is

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designed to offset the brokerage commissions, capital gains impact, and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.

         All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

I.       Dividends

         Shareholders automatically receive all income dividends and capital gain distributions in additional Class A, Class B, Class C, Service Class, Class I, Class S and Administrative Class shares, as applicable, at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

         Both Class B shares and Grandfathered Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B and Grandfathered Shares sub-accounts.

         In the absence of waivers, the amount of dividends payable on Class I shares will be more than the dividends payable on Class A, Class B, Class C, Service, Class S, and Administrative Class shares because of the distribution expenses and/or service fees charged to Class A, Class B, Class C, Service, Class S, and Administrative Class shares.

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                                    EXHIBIT A


                                                                                      Service                          Admin.
          FUND                                Class A       Class B      Class C       Class    Class S   Class I      Class
          ----                                -------       -------      -------       -----    -------   -------------------
1.   Small Cap Growth                            X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
2.   Small Cap Value                             X            X            X                                  X
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3.   Mid Cap Growth                              X            X            X                                  X
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4.   Mid Cap Value                               X            X            X                                  X
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5.   Diversified Mid Cap                         X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
6.   Large Cap Growth                            X            X            X                                  X
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7.   Large Cap Value                             X            X            X                                  X
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8.   Equity Income                               X            X            X                                  X
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9.   Diversified Equity                          X            X            X                                  X
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10.  Balanced                                    X            X            X                                  X
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11.  Equity Index                                X            X            X                                  X
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12.  Market Expansion Index                      X            X            X                                  X
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13.  International Equity Index                  X            X            X                                  X
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14.  Diversified International                   X            X            X                                  X
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15.  Health Sciences                             X            X            X                                  X
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16.  Ultra Short-Term Bond                       X            X            X                                  X
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17.  Short-Term Bond                             X            X            X                                  X
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18.  Intermediate Bond                           X            X            X                                  X
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19.  Bond                                        X            X            X                                  X
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20.  Income Bond                                 X            X            X                                  X
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21.  Government Bond                             X            X            X                                  X
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22.  Treasury & Agency                           X            X            X                                  X
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23.  High Yield Bond                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
24.  Short-Term Municipal Bond                   X            X            X                                  X
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25.  Intermediate Tax-Free Bond                  X            X                                               X
-----------------------------------------------------------------------------------------------------------------------------
26.  Tax-Free Bond                               X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
27.  Municipal Income                            X            X            X                                  X
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28.  Arizona Municipal Bond                      X            X                                               X
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29.  Kentucky Municipal Bond                     X            X                                               X
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30.  Louisiana Municipal Bond                    X            X                                               X
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31.  Michigan Municipal Bond                     X            X            X                                  X
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32.  Ohio Municipal Bond                         X            X                                               X
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33.  West Virginia Municipal Bond                X            X                                               X
-----------------------------------------------------------------------------------------------------------------------------
34.  Investor Growth                             X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
35.  Investor Growth & Income                    X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
36.  Investor Balanced                           X            X            X                                  X
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37.  Investor Conservative Growth                X            X            X                                  X
-----------------------------------------------------------------------------------------------------------------------------
38.  Prime Money Market                          X            X            X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
39.  U.S. Treasury Securities Money Market       X            X            X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
40.  Municipal Money Market                      X                         X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
41.  Michigan Municipal Money Market             X                         X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
42.  Ohio Municipal Money Market                 X                         X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
43.  U.S. Government Securities Money Market     X            X            X            X                     X
-----------------------------------------------------------------------------------------------------------------------------
44.  Institutional Prime Money Market                                                              X          X             X
-----------------------------------------------------------------------------------------------------------------------------
45.  Institutional Tax-Free Money Market                                                           X          X             X
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46.  Treasury Only Money Market                                                                    X          X             X
-----------------------------------------------------------------------------------------------------------------------------
47.  Government Money Market                                                                       X          X             X
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48.  Technology                                  X            X            X                                  X
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49.  Mortgage-Backed Securities                  X            X            X                                  X
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50.  Market Neutral                              X            X            X                                  X
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51.  Institutional Prime Plus Money Market                                                         X          X             X
-----------------------------------------------------------------------------------------------------------------------------

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